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                                                                EXHIBIT 3.i

                                    AMENDED

                                  AND RESTATED

                          CERTIFICATE OF INCORPORATION

                                       OF

                        AMETEK AEROSPACE PRODUCTS, INC.

                       (UNDER SECTIONS 242 AND 245 OF THE
                       DELAWARE GENERAL CORPORATION LAW)


     It is hereby certified that:

     1. The name of the corporation (hereinafter called the "Corporation") is AMETEK AEROSPACE PRODUCTS, INC.

     2. The Certificate of Incorporation of the Corporation originally filed with The Secretary of State of the State of Delaware on May 8, 1986 is hereby amended and restated in its entirety to read as follows:



                              AMENDED AND RESTATED

                          CERTIFICATE OF INCORPORATION

                                       OF

                        AMETEK AEROSPACE PRODUCTS, INC.

                            (A DELAWARE CORPORATION)

     FIRST. The name of the corporation is AMETEK AEROSPACE PRODUCTS, INC. (the "Company").

     SECOND. The address of the Company's registered office in the State of Delaware is 32 Loockerman Square, Suite L-100, City of Dover, County of Kent, Delaware 19901. The name of the Company's registered agent at such address is The Prentice-Hall Corporation System, Inc.
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     THIRD.  The purpose of the Company is to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of the State of Delaware ("DGCL").

     FOURTH.  Section 1.  Authorized Capital Stock.  The Company is authorized
                          ------------------------
to issue two classes of capital stock, designated Common Stock and Preferred Stock. The total number of shares of capital stock that the Company is authorized to issue is 105,000,000 shares, consisting of 100,000,000 shares of Common Stock, par value $0.01 per share, and 5,000,000 shares of Preferred Stock, par value $0.01 per share.

     Section 2.  Preferred Stock.  The Preferred Stock may be issued in one or
                 ---------------
more series. The Board of Directors of the Company (the "Board") is hereby authorized to issue the shares of Preferred Stock in such series and to fix from time to time before issuance the number of shares to be included in any such series and the designation, relative powers, preferences, rights, qualifications, limitations and restrictions of all shares of such series. The authority of the Board with respect to each such series will include, without limiting the generality of the foregoing, the determination of any or all of the following:

       (a) the number of shares of any series and the designation to distinguish the shares of such series from the shares of all other series;

       (b) the voting powers, if any, and whether such voting powers are full or limited in such series;

       (c) the redemption provisions, if any, applicable to such series, including the redemption price or prices to be paid;

       (d) whether dividends, if any, will be cumulative or noncumulative, the dividend rate of such series, and the dates and preferences of dividends on such series;

       (e) the rights of such series upon the voluntary or involuntary dissolution of, or upon any distribution of the assets of, the Company;

       (f) the provisions, if any, pursuant to which the shares of such series are convertible into, or exchangeable for, shares of any other class or classes or of any other series of the same or any other class or classes of stock, or any other security, of the Company or any other corporation or other entity, and the price or prices or the rates of exchange applicable thereto;

       (g) the right, if any, to subscribe for or to purchase any securities of the Company or any other corporation or other entity;

       (h) the provisions, if any, of a sinking fund applicable to such series; and

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       (i)  any other relative, participating, optional, or other special powers, preferences, rights, qualifications, limitations, or restrictions thereof;

all as may be determined from time to time by the Board and stated in the resolution or resolutions providing for the issuance of such Preferred Stock (collectively, a "Preferred Stock Designation").

     Section 3.  Common Stock.  Except as may otherwise be provided in a
                 ------------
Preferred Stock Designation, the holders of Common Stock will be entitled to one vote on each matter submitted to a vote at a meeting of stockholders for each share of Common Stock held of record by such holder as of the record date for such meeting.

     FIFTH. The Board may make, amend, and repeal the By-Laws of the Company. Any By-Law made by the Board under the powers conferred hereby may be amended or repealed by the Board or by the stockholders in the manner provided in the By-Laws of the Company. Notwithstanding the foregoing and anything contained in this Amended and Restated Certificate of Incorporation to the contrary, By-Laws 3, 8, 10, 11, 12, 13 and 39 may not be amended or repealed by the stockholders, and no provision inconsistent therewith may be adopted by the stockholders, without the affirmative vote of the holders of at least 80% of the Voting Stock, voting together as a single class. The Company may in its By-Laws confer powers upon the Board in addition to the foregoing and in addition to the powers and authorities expressly conferred upon the Board by applicable law. For the purposes of this Amended and Restated Certificate of Incorporation, "Voting Stock" means stock of the Company of any class or series entitled to vote generally in the election of Directors. Notwithstanding anything contained in this Amended and Restated Certificate of Incorporation to the contrary, the affirmative vote of the holders of at least 80% of the Voting Stock, voting together as a single class, is required to amend or repeal, or to adopt any provisions inconsistent with, this Article Fifth.

     SIXTH.  Subject to the rights of the holders of any series of Preferred
Stock:

       (a) any action required or permitted to be taken by the stockholders of the Company must be effected at a duly called annual or special meeting of stockholders of the Company and may not be effected by any consent in writing of such stockholders; and

       (b) special meetings of stockholders of the Company may be called only by (i) the Chairman of the Board (the "Chairman") or (ii) the Corporate Secretary of the Company (the "Secretary") within 10 calendar days after receipt of the written request of a majority of the total number of Directors which the Company would have if there were no vacancies (the "Whole Board").

At any annual meeting or special meeting of stockholders of the Company, only such business will be conducted or considered as has been brought before such meeting in the manner provided in the By-Laws of the Company. Notwithstanding anything contained in this Amended and Restated Certificate of Incorporation to the contrary, the affirmative vote of at least 80% of the

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Voting Stock, voting together as a single class, will be required to amend or repeal, or adopt any provision inconsistent with, this Article Sixth.

     SEVENTH.  Section 1.  Number, Election, and Terms of Directors.  Subject to
                           ----------------------------------------
the rights, if any, of the holders of any series of Preferred Stock to elect additional Directors under circumstances specified in a Preferred Stock Designation, the number of the Directors of the Company will not be less than three nor more than 12 and will be fixed from time to time in the manner described in the By-Laws of the Company. The Directors, other than those who may be elected by the holders of any series of Preferred Stock, will be classified with respect to the time for which they severally hold office into three classes, as nearly equal in number as possible, designated Class I, Class II, and Class III. The Directors first appointed to Class I will hold office for a term expiring at the first annual meeting of stockholders to be held following the filing of this Certificate; the Directors first appointed to Class II will hold office for a term expiring at the second annual meeting of stockholders to be held following the filing of this Certificate; and the Directors first appointed to Class III will hold office for a term expiring at the third annual meeting of stockholders to be held following the filing of this Certificate, with the members of each class to hold office until their successors are elected and qualified. At each succeeding annual meeting of the of the Company, the successors of the class of Directors whose terms expire at that meeting will be elected by plurality vote of all votes cast at such meeting to hold office for a term expiring at the annual meeting of stockholders held in the third year following the year of their election. Election of Directors of the Company need not be by written ballot unless requested by the Chairman or by the holders of a majority of the Voting Stock present in person or represented by proxy at a meeting of the stockholders at which Directors are to be elected.

     Section  2.  Nomination of Director Candidates.  Advance notice of
                  ---------------------------------
stockholder nominations for the election of Directors must be given in the manner provided in the By-Laws of the Company.

     Section 3.  Newly Created Directorships and Vacancies.  Subject to the
                 -----------------------------------------
rights, if any, of the holders of any series of Preferred Stock to elect additional Directors under circumstances specified in a Preferred Stock Designation, newly created directorships resulting from any increase in the number of Directors and any vacancies in the Board resulting from death, resignation, disqualification, removal, or other cause will be filled solely by the affirmative vote of a majority of the remaining Directors then in office, even though less than a quorum of the Board, or by a sole remaining Director. Any Director elected in accordance with the preceding sentence will hold office for the remainder of the full term of the class of Directors in which the new directorship was created or the vacancy occurred and until such Director's successor has been elected and qualified. No decrease in the number of Directors constituting the Board may shorten the term of any incumbent Director.

     Section 4.  Removal.  Subject to the rights, if any, of the holders of any
                 -------
series of Preferred Stock to elect additional Directors under circumstances specified in a Preferred Stock Designation, any Director may be removed from office by the stockholders only for cause and

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only in the manner provided in this Section 4. At any annual meeting or special meeting of the stockholders, the notice of which states that the removal of a Director or Directors is among the purposes of the meeting, the affirmative vote of the holders of at least a majority of the Voting Stock, voting together as a single class, may remove such Director or Directors for cause. Except as may be provided by applicable law, cause for removal will be deemed to exist only if the Director whose removal is proposed has been adjudged by a court of competent jurisdiction to be liable to the Company or its stockholders for misconduct as a result of (a) a breach of such Director's duty of loyalty to the Company, (b) any act or omission by such Director not in good faith or which involves a knowing violation of law, or (c) any transaction from which such Director derived an improper personal benefit, and such adjudication is no longer subject to direct appeal.

     Section 5.  Amendment, Repeal, Etc.  Notwithstanding anything contained in
                 ----------------------
this Amended and Restated Certificate of Incorporation to the contrary, the affirmative vote of at least 80% of the Voting Stock, voting together as a single class, is required to amend or repeal, or adopt any provision inconsistent with, this Article Seventh.

     EIGHTH. To the fullest extent permitted by the Delaware General Corporation Law, a director of the Company shall not be liable to the Company or its stockholders for monetary damages for any breach of a fiduciary duty as a director. If the Delaware General Corporation Law is hereafter amended to authorize the further elimination or limitation of the liability of a director, then the liability of a director of the Company shall be eliminated or limited to the fullest extent permitted by the Delaware Corporation law, as so amended. Any repeal or modification of the foregoing provisions of this Article EIGHTH by the stockholders of the Company shall not adversely affect any right or protection of a director of the Company existing at the time of such repeal or modification.

     NINTH. Each person who is or was or had agreed to become a Director or officer of the Company, and each such person who is or was serving or who had agreed to serve at the request of the Board or an officer of the Company as an employee or agent of the Company or as a director, officer, employee, or agent of another corporation, partnership, joint venture, trust, or other entity, whether for profit or not for profit (including the heirs, executors, administrators, or estate of such person), will be indemnified by the Company to the fullest extent permitted by the Delaware General Corporation Law as the same may be amended or supplemented. The right of indemnification provided in this Article Ninth (a) will not be exclusive of any other rights to which any person seeking indemnification may otherwise be entitled, including without limitation pursuant to any contract approved by a majority of the Whole Board (whether or not the Directors approving such contract are or are to be parties to such contract or similar contracts), and (b) will be applicable to matters otherwise within its scope whether or not such matters arose or arise before or after the adoption of this Article Ninth. Without limiting the generality or the effect of the foregoing, the Company may adopt By-Laws, or enter into one or more agreements with any person, which provide for indemnification greater or different than that provided in this Article Ninth or the Delaware General Corporation Law. Notwithstanding anything contained in this Amended and Restated Certificate of Incorporation to the contrary, the

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amendment or repeal of, or adoption of any provision inconsistent with, this
Article Ninth will require the affirmative vote of the holders of at least 80% of the Voting Stock, voting together as a single class. Any amendment or repeal of, or adoption of any provision inconsistent with, this Article Tenth will not adversely affect any right or protection existing hereunder prior to such amendment, repeal, or adoption.

     TENTH. Whenever a compromise or arrangement is proposed between the Company and its creditors or any class of them and/or between the Company and its stockholders or any class of them, any court of equitable jurisdiction within the State of Delaware may, on the application in a summary way of the Company or any creditor or stockholder thereof or on the application of any receiver or receivers appointed for the Company under the provisions of Section 291 of Title 8 of the Delaware Code or on the application of trustees in dissolution or of any receiver or receivers appointed for the Company under the provisions of Section 279 of Title 8 of the Delaware Code, order a meeting of the creditors or class of creditors, and/or of the stockholders or class of stockholders, of the Company, as the case may be, to be summoned in such manner as the said court directs. If a majority in number representing three-fourths in value of the creditors or class of creditors, and/or of the stockholders or class of stockholders, of the Company, as the case may be, agree to any compromise or arrangement and to any reorganization of the Company as a consequence of such compromise or arrangement, the said compromise or arrangement and the said reorganization shall, if sanctioned by the court to which the said application has been made, be binding on all the creditors or class of creditors, and/or on all the stockholders or class of stockholders, of the Company, as the case may be, and also on the Company.

     3. This Amended and Restated Certificate of Incorporation was duly adopted in accordance with the provisions of Sections 242 and 245 of the General Corporation Law of the State of Delaware by written consent of the sole stockholder in lieu of a meeting of stockholders in accordance with the provisions of Section 228 of the General Corporation Law of the State of Delaware.

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     IN WITNESS WHEREOF, said Ametek Aerospace Products, Inc. has caused this certificate to be signed by Walter E. Blankley, its Chairman of the Board and Chief Executive Officer, and attested by Donna F. Winquist, its Corporate Secretary, this ____ day of ___________, 1997.

     Signed and attested to this __ day of ___________, 1997.



                              AMETEK AEROSPACE PRODUCTS, INC.


                              ______________________________________
                                Name:      Walter E. Blankley
                                Title:     Chairman of the Board and
                                            Chief Executive Officer


Attest:


_________________________________
  Name:  Donna F. Winquist
  Title: Corporate Secretary

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